FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), made and entered into as of May 30, 2008, is by and between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Borrower"), the Lenders party to the Credit Agreement (as defined below), and WB QT, LLC, a Delaware limited liability company, a Lender and as agent for the Lenders (in such capacity, the "Agent").

RECITALS

1. The Lenders, the Agent and the Borrower entered into a Credit Agreement dated as of January 31, 2007, as amended by a First Amendment to Credit Agreement dated as of September 13, 2007, a Second Amendment to Credit Agreement dated as of November 6, 2007, a Waiver and Agreement dated as of December 14, 2007 and a Third Amendment to Credit Agreement dated as of January 16, 2008 (as so amended, the "Credit Agreement"); and

2. The Borrower desires to amend certain provisions of the Credit Agreement, and the Lenders have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendments. The Credit Agreement is hereby amended as follows:

2.1 Definitions. Section 1.1 of the Credit Agreement is amended by amending the following definitions in their entireties:

"Advance(s)" shall mean, as the context may indicate, the Term Loan B Advance, the Term Advance or the Term Loan C Advance.

"Commitments" shall mean the Term Loan B Aggregate Commitment, the Term Loan Aggregate Commitment and the Term Loan C Aggregate Commitment.

"Maturity Date" shall mean January 31, 2010 with respect to the Term Loan, January 16, 2015 with respect to the Term Loan B and August 31, 2009 with respect to the Term Loan C.

"Notes" shall mean the Term B Notes, the Term Notes and the Term C Notes.

Section 1.1 of the Credit Agreement is further amended by adding the following definitions thereto to read in their entireties as follows:

"Adjusted" shall mean adjusted for certain stock dividends, stock splits, or any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a manner that holders of common shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for common shares. By way of example only, a 2-for-1 stock split would result in the 1.5 multiplier in the definition of Term Loan B Payment Amount being adjusted to 3 and the $3.50 cap in the definition of Term Loan B Payment Amount being adjusted to $1.75.

"Term Loan B Payment Amount" shall mean the principal amount demanded by the Agent pursuant to Section 2.3(a)(i) multiplied by the greater of (A) 1 and (B) 1.5, as Adjusted, multiplied by the lesser of (x) the Volume-Weighted Average Price for the common stock of the Company for Term Loan B VWAP Measurement Period and (y) $3.50, as Adjusted.

"Term Loan B VWAP Measurement Period" shall mean the five (5) Business Days immediately prior to a Term Loan B Payment Date.

"Term Loan C" shall mean the term loans to be advanced to the Company by the applicable Lenders pursuant to Section 2.2A hereof, in an aggregate amount equal to the Term Loan C Aggregate Commitment.

"Term Loan C Advance" shall have the meaning set forth in Section 2.2A.

"Term Loan C Aggregate Commitment" shall mean Seven Million Five Hundred Thousand Dollars ($7,500,000).

"Term C Notes" shall mean the term notes described in Section 2.2A hereof, made by the Company to each of the Lenders in the form annexed to this Agreement as Exhibit A, as such Notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

"Fourth Amendment Effective Date" shall mean May 30, 2008.

2.2 Term Loan C. A new Section 2.2A is added to the Credit Agreement to read in its entirety as follows:

2.2A Term Loan C. Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to make a single advance to the Company on the Fourth Amendment Effective Date (the "Term Loan C Advance") in an amount equal to such Lender's Term Loan C Percentage of the Term Loan C Aggregate Commitment.

2.3 Accrual of Interest and Maturity; Evidence of Indebtedness. Section 2.3 of the Credit Agreement is amended to read in its entirety as follows:

2.3 Payments and Maturity; Evidence of Indebtedness.

(a) Term Loan B. The Company hereby unconditionally promises to pay to Agent for the account of each Lender the principal balance of the Term Loan B Advance as follows:

(i) On demand after thirty (30) days notice ("Demand Notice Period") by the Agent to the Company, which first demand may be made thirty (30) days prior to the second anniversary of the Third Amendment Effective Date, with such payment to be made on the first day of the first month following expiration of the Demand Notice Period ("Term Loan B Payment Date") in an amount equal to the Term Loan B Payment Amount.

(ii) On the applicable Maturity Date, the entire unpaid principal balance of the Term B Notes and all unpaid interest accrued thereon shall also be fully due and payable.

Notwithstanding anything to the contrary in this Agreement, amounts due under Section 2.3(a)(i) may, at the option of the Company, be made in common stock of the Company subject to the satisfaction of the conditions in the immediately following sentence. When making any payment under Section 2.3(a)(i) using common stock of the Company, the value of each such share of stock shall be determined based on the Volume-Weighted Average Price for such stock during the Term Loan B VWAP Measurement Period; provided, that no payment under Section 2.3(a)(i) may be made using common stock of the Company unless the following conditions have been satisfied: (A) the Company shall have given the Agent notice of its intention to make such payment using common stock, which notice shall be irrevocable, no later than three (3) Business Days prior to the Term Loan B Payment Date; (B) the Volume-Weighted Average Price for such stock shall not be less than $0.50 per share during the Term Loan B VWAP Measurement Period; (C) the common stock used for payment is exempt from registration pursuant to Section 4(2) or Regulation D of the Securities Act and may be resold pursuant to the requirements of Rule 144 of the Securities Act (subject to any applicable holding periods thereunder); and (D) the common stock used for payment shall be delivered to the Agent within five (5) days following the Term Loan B Payment Date ("Term B Stock Delivery Date"). By way of example only: if the Volume-Weighted Average Price for such stock for the Term Loan B VWAP Measurement Period is $2.00 per share and the Lenders have made demand that $1,000,000 of the Term Loan B Advance be repaid, the Company shall deliver 1,500,000 shares [$1,000,000 * 1.5 *$2.00 divided by $2.00]. In the event common stock satisfying the requirements in the immediately preceding sentence is not delivered on or before the Term B Stock Delivery Date after notice has been given by the Company pursuant to clause (A) of such sentence and each of the other conditions set forth in clauses (B) and (C)_ above has been satisfied, any amounts unpaid as a result thereof shall bear interest at the interest rate determined pursuant to Section 2.6 plus two percent (2%) through the last day of the month in which such shares are delivered.

(b) Term Loan. The Company hereby unconditionally promises to pay to Agent for the account of each Lender the outstanding principal balance of the Term Advance as follows:

(i) In monthly installments on the fifteenth day of each month commencing October 15, 2008, in the amount of $400,000 is due. On March 15, 2009 an additional payment of $3,900,000 is due.

(ii) All prepayments of principal with respect to the Term Notes shall be applied to the most remote principal installment or installments then unpaid.

(iii) On the applicable Maturity Date, the entire unpaid principal balance of the Term Notes and all unpaid interest accrued thereon shall also be fully due and payable in cash only.

Each payment date stated in (i) and (iii) above are hereinafter referred to as a "Term Loan Payment Date").

Notwithstanding anything to the contrary in this Agreement, amounts due under Section 2.3(b)(i) may, at the option of the Company, be made in common stock of the Company subject to the satisfaction of the conditions in the immediately following sentence. When making any payment under Section 2.3(b)(i) using common stock of the Company, the value of each such share of stock shall be determined based on ninety five percent (95%) of the Volume-Weighted Average Price for such stock for the five (5) Business Days immediately prior to the date such payment is due pursuant to Section 2.3(b)(i) ("Term Loan VWAP Measurement Period"); provided, that no payment under Section 2.3(b)(i) may be made using common stock of the Company unless the following conditions have been satisfied: (A) the Company shall have given the Agent notice of its intention to make such payment using common stock, which notice shall be irrevocable, no later than three (3) Business Days prior to the Term Loan Payment Date; (B) the common stock used for payment is exempt from registration pursuant to Section 4(2) or Regulation D of the Securities Act and may be resold pursuant to the requirements of Rule 144 of the Securities Act (subject to any applicable holding periods thereunder); (C) if the Volume-Weighted Average Price for the Term Loan WVAP Measurement Period is less than $1.50, the Company has the ability to choose to delay the scheduled amortization payment by providing the Agent written notice thereof at least one (1) business day prior to the Term Loan Payment Date, however the Company may not choose to delay such payment for more than two (2) consecutive months and may not choose to delay any such payment while an election is in effect for two (2) previous payments; and (D) the common stock used for payment shall be delivered to the Agent within five (5) days following the Term Loan Payment Date ("Term Loan Stock Delivery Date"). In the event common stock satisfying the requirements in the immediately preceding sentence is not delivered on or before the Term Loan Stock Delivery Date after notice has been given by the Company pursuant to clause (A) of such sentence and each of the other conditions set forth in (B) through (C) above are satisfied, any amounts unpaid as a result thereof shall bear interest at the interest rate determined pursuant to Section 2.6 plus two percent (2%) through the last day of the month in which such shares are delivered. Notwithstanding anything in this Section 2.3(b) to the contrary, in the event the Company at the time of a Term Loan Payment Date is not able to make a payment under Section 2.3(b)(i) using common stock of the Company under the Marketplace Rules of the Nasdaq Stock Market, any principal payment due on such Term Loan Payment Date shall be due and payable on August 1, 2009.

(c) Term Loan C. The Company hereby unconditionally promises to pay to Agent for the account of each Lender the Accreted Principal Amount or, if less, the outstanding principal balance of the Term Loan C Advance as follows:

(i) In monthly installments on the first day of each month, commencing on March 1, 2009, in the amount of $1,250,000; and

(ii) On the applicable Maturity Date, the entire unpaid principal balance of the Term C Notes and all unpaid interest accrued thereon shall also be fully due and payable in cash only.

Each payment date stated in (i) and (ii) above are hereinafter referred to as a "Term Loan C Payment Date").

Notwithstanding anything to the contrary in this Agreement, amounts due under Section 2.3(c)(i) may, at the option of the Company, be made in common stock of the Company subject to the satisfaction of the conditions in the immediately following sentence. When making any payment under Section 2.3(c)(i) using common stock of the Company, the value of each such share of stock shall be determined based on ninety five percent (95%) of the lower of the (i) Volume-Weighted Average Price for such stock for the (5) Business Days immediately prior to the date such payment is due pursuant to Section 2.3(c)(i) (the "Term Loan C VWAP Measurement Period"), and (ii) the closing price of the stock on the day immediately preceding the Term C Loan Payment Date; provided, that no payment under Section 2.3(c)(i) may be made using common stock of the Company unless the following conditions have been satisfied: (A) the Company shall have given the Agent notice of its intention to make such payment using common stock, which notice shall be irrevocable, no later than three (3) Business Days prior to the Term Loan C Payment Date; (B) if the Volume-Weighted Average Price for such stock for the Term Loan C VWAP Measurement Period is less than $0.50 per share the Lenders may instead choose to require the Company to add such payment to the outstanding principal amount by providing the Company with written notice thereof at least one (1) business day prior to the Term Loan C Payment Date; (C) if the Volume-Weighted Average Price for such stock for the Term Loan C VWAP Measurement Period is less than $1.50, the Company has the ability to choose to delay the scheduled amortization payment by providing the Agent written notice thereof at least one (1) business day prior to the Term Loan C Payment Date, however the Company may not choose to delay such payment for more than two (2) consecutive months and may not choose to delay any such payment while an election is in effect for two (2) previous payments; and (D) the common stock used for payment shall be delivered to the Agent within five (5) days following the Term Loan C Payment Date ("Term Loan C Stock Delivery Date"). In the event common stock satisfying the requirements in the immediately preceding sentence is not delivered on the Term Loan C Stock Delivery Date after notice has been given by the Company pursuant to clause (A) of such sentence and each of the other conditions in clauses (B) and (C) are satisfied, any amounts unpaid as a result thereof shall bear interest at the interest rate determined pursuant to Section 2.6(c) plus two percent (2%) through the last day of the month in which such shares are delivered. Notwithstanding anything in this Section 2.3(c) to the contrary, in the event the Company at the time of a Term Loan C Payment Date is not able to make a payment under Section 2.3(c)(i) using common stock of the Company under the Marketplace Rules of the Nasdaq Stock Market, any principal payment due on such Term Loan C Payment Date shall be due and payable on August 1, 2009.

(d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to the appropriate lending office of such Lender resulting from the Term Advance, the Term Loan B Advance and the Term Loan C Advance made by such lending office of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

(e) The Agent shall maintain the Register pursuant to Section 11.8(f), and a subaccount therein for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of the Term Loan Advance, the Term Loan B Advance and the Term Loan C Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder in respect of the Term Loan Advance, the Term Loan B Advance and the Term Loan C Advance and (iii) both the amount of any sum received by the Agent hereunder from the Company in respect of the Term Loan Advance, the Term Loan B Advance and the Term Loan C Advance and each Lender's share thereof.

(f) The entries made in the Register and the accounts of each Lender maintained pursuant to paragraphs (d) and (e) of this Section 2.3 shall absent manifest error, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay the Term Loan Advance, the Term Loan B Advance and the Term Loan C Advance (and all other amounts owing with respect thereto) made to the Company by the Lenders in accordance with the terms of this Agreement.

(g) The Company agrees that, upon written request to the Agent (with a copy to the Company) by any Lender, the Company will execute and deliver, to such Lender, at the Company's own expense, a Note evidencing the outstanding the Term Loan B Advance, a Note evidencing the outstanding Term Loan Advance and a Note evidencing the outstanding Term Loan C Advance owing to such Lender.

(h) Notwithstanding anything herein to the contrary, the Company may not issue common stock, in order to make payments under Sections 2.3(a)(i), (b)(i) and (c)(i) using common stock of the Company where such issuance would exceed 19.99% of the Company's issued and outstanding Common Shares as of the date of such issuance in violation of the Marketplace Rules of the Nasdaq Stock Market.

2.4 Procedure for Advances. A new Section 2.4(c) is added to the Credit Agreement to read in its entirety as follows:

(c) Procedure for Term C Advance. Not later than 11:00 am (Minneapolis time) on the Fourth Amendment Effective Date, the Company shall deliver to Agent a written notice of borrowing. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Company that on the Effective Date and after giving effect to the Term C Advance the applicable conditions specified in Article 3 have been and will be satisfied. Such notice of borrowing shall specify the requested Fourth Amendment Effective Date. Agent shall promptly notify each Lender of the receipt of such notice and the matters specified therein. On the requested Fourth Amendment Effective Date, each Lender shall provide to Agent the amount of such Lender's Term C Loan Percentage of the Term Loan C Aggregate Commitment in immediately available funds not later than 1:00 p.m. (Minneapolis time). Unless Agent determines that any applicable condition specified in the Fourth Amendment has not been satisfied, Agent will make the proceeds of the Term C Loans available to the Company at Agent's main office on the requested Fourth Amendment Effective Date.

2.5 Interest; Interest Payments. Section 2.6 of the Credit Agreement is amended to read in its entirety as follows:

2.6 Interest; Interest Payments.

(a) Term Loan. Interest on the unpaid balance of the Term Advance shall accrue from the date of such Term Advance to the date repaid, at a per annum interest rate equal to (a) 12% through September 15, 2008, (b) 13% from September 16, 2008 through October 15, 2008, (c) 14% from October 16, 2008 through November 15, 2008, (d) 15% from November 16, 2008 through December 15, 2008, (e) 16% from December 16, 2008 through January 15, 2009, (f) 17% from January 16, 2009 through February 15, 2009, and (g) 18% from February 16, 2009 and thereafter, and shall be payable in immediately available funds on the fifteenth day of each month.

(b) Term Loan B. Interest on the unpaid balance of the Term Loan B Advance shall accrue from the date of such Term Loan B Advance to the date repaid, at a per annum rate equal to 6.5%, and shall be payable in immediately available funds on the fifteenth day of each month.

(c) Term Loan C. Interest on the Accreted Principal Amount of the Term Loan C Advance shall accrue from the date of such Term Loan C Advance to the date repaid, at a per annum rate equal to 9%, which shall be payable, at Company's election, in cash or by adding such interest to the Accreted Principal Amount (the "PIK Amount") on the first day of each month beginning July 1, 2008 and on the applicable Maturity Date. At any time, the outstanding principal amount of the Term Loan C Advance, including all PIK Amounts and Default PIK Amounts added thereto at such time, is referred to as the "Accreted Principal Amount." Any Accreted Principal Amount (including PIK Amounts) which for any reason has not theretofore been paid shall be paid in full on the applicable Maturity Date (the "Default PIK Amounts").

(d) Computation. In each case, interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed.

2.6 Optional Prepayment. Section 2.8 of the Credit Agreement is amended to read in its entirety as follows:

2.8 Optional Prepayment. The Company may prepay all or part of the outstanding principal of the Term Loan Advance at any time without premium or penalty. The Term Loan B Advance may not be prepaid until after January 16, 2010. The amount of any such prepayment made after January 16, 2010 shall be determined in accordance with the formula set forth in the definition of Term Loan B Payment Amount. The Company may prepay all or part of the outstanding principal of the Term Loan C Advance at any time without premium or penalty.

2.7 Use of Proceeds. Section 2.13 of the Credit Agreement is amended to read in its entirety as follows:
      Use of Proceeds and Advances. Term Loan Advances shall be available to pay the Existing Debt and for the working capital needs and general corporate purposes (including Permitted Acquisitions) of the Company and its Subsidiaries other than the Restricted Subsidiaries. Term Loan B Advances will refinance outstanding amounts under the Existing Revolving Note. Term Loan C Advance shall be used for general corporate purposes.

2.8 Events of Default. Section 7.1(a) of the Credit Agreement is amended by deleting the reference to "the Term Loan B and the Term Loan" as it appears therein and by substituting "the Term Loan, the Term Loan B or the Term Loan C" in lieu thereof.

2.9 Application of Proceeds of Collateral. Section 8.2 of the Credit Agreement is amended to read in its entirety as follows:

8.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, after an Event of Default and the exercise of remedies pursuant to Article 9 of this Agreement or the other Loan Documents, the proceeds of any Collateral, together with any offsets, voluntary payments by the Company or any Subsidiary of the Company or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Indebtedness under the Term Loan, second, to the Indebtedness under the Term Loan B, third, to the Indebtedness under the Term Loan C in each case on a pro rata basis (or in such order and manner as determined by the Majority Lenders; subject, however, to the applicable Percentages of the loans held by each of the Lenders), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Company and the Subsidiaries, as the case may be. Subject to the terms of this Section 8.2, the application of such proceeds and other sums to the Advances under any Lender Hedging Agreements shall be based on each Lender's Percentage of the aggregate of the loans.

2.10 Pro-rata Recovery. Section 8.3 of the Credit Agreement is amended by deleting the reference to "the Term Loan B and/or the Term Loan" and by substituting "the Term Loan, the Term Loan B and/or the Term Loan C" in lieu thereof.

2.11 Substitution of Lenders. Section 9.2 of the Credit Agreement is amended to read in its entirety as follows:

9.2 Substitution of Lenders. If any Lender has demanded compensation under Section 9.1, (in each case, an "Affected Lender"), then the Company shall have the right (subject to Section 11.8 hereof), with the assistance of the Agent, to seek a substitute Lender or Lenders (which may be one or more of the Lenders (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Advances of the Term Loan, the Term Loan B and/or the Term Loan C, as the case may be and assume the commitments under this Agreement of such Affected Lender. The Affected Lender shall be obligated to sell its Advances of the Term Loan, the Term Loan B and/or the Term Loan C, as the case may be, and assign its commitments to such Purchasing Lender or Purchasing Lenders within fifteen days after receiving notice from the Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, the Company shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's commitment, and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Lenders, the Affected Lender, as assignor, such Purchasing Lender, as assignee, the Company and the Agent, shall enter into an Assignment Agreement pursuant to Section 11.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Percentage equal to its ratable share of the then applicable Term Loan Aggregate Commitment, Term Loan B Aggregate Commitment and Term Loan C Aggregate Commitment. In connection with any assignment pursuant to this Section 9.2, the Company or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 11.8.

2.12 Successor and Assigns; Participations; Assignments. Section 11.8(d)(i) of the Credit Agreement is amended by deleting the references "the Term Loan and the Term Loan B" as they appear therein and by substituting "the Term Loan, the Term Loan B and the Term Loan C" in lieu thereof.

2.13 Schedule 1.1. Schedule 1.1 to the Credit Agreement is replaced in its entirety with Schedule 1 hereto which is made part of the Credit Agreement as Schedule 1.1 thereto.

2.14 Exhibits. Exhibit A to the Credit Agreement is replaced in its entirety with Exhibit A hereto which is made part of the Credit Agreement as Exhibit A thereto. Exhibit B to the Credit Agreement is replaced in its entirety with Exhibit B hereto which is made part of the Credit Agreement as Exhibit B thereto.

Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

3.1 This Amendment, duly executed by the Borrower.

3.2 The Term C Note, duly executed by the Borrower.

3.3 The restated Term B Note, duly executed by the Borrower.

3.4 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, the Term C Note and the restated Term B Note certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Agent with a certificate of the Secretary of the Borrower dated January 31, 2007, except for the amendment to the Certificate of Incorporation previously provided to the Agent and (ii) identifying each officer of the Borrower authorized to execute this Amendment, the Term C Note and the Term B Note and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the "Amendment Documents").

3.5 Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.

3.6 The Borrower shall have satisfied such other conditions as specified by the Agent, including payment of all unpaid legal fees and expenses incurred by the Agent through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.

Section 4. Representations, Warranties, Authority, No Adverse Claim.

4.1 Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for those representatives and warranties that were expressly made only as of a specific date and changes permitted by the terms of the Credit Agreement and except with respect to those representations and warranties which are qualified as to materiality in which case such specific materiality qualifiers shall apply, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Lenders.

4.2 Authority, No Conflict, No Consent Required. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's Certificate of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Lenders. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Lenders.

4.3 No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Obligations.

Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. Each Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Lenders under the Security Agreement, the Pledge Agreement and the Mortgage, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 7. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8. Successors. The Amendment Documents shall be binding upon the Borrower and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lenders and the successors and assigns of the Lenders.

Section 9. Legal Expenses. The Agent waives any right to be reimbursed pursuant to Section 11.5 of the Credit Agreement for the expenses incurred in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents. The Borrower agrees to reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in enforcing the obligations of the Borrower under the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By: /s/ Brian Olson

Name: Brian Olson

Title: CEO

LENDER:

WB QT, LLC

By: /s/ Jonathan Wood

Name: Jonathan Wood

Title: COO

SCHEDULE 1 TO
FOURTH AMENDMENT TO
cREDIT aGREEMENT

Schedule 1.1

(Percentages and Allocations)

Lender	Percentages	Allocations Term Loan B	Allocations Term Loan	Allocations Term Loan C
WB QT, LLC	100.0%	$10,000,000	$10,000,000	$7,500,000
Total	100%	$10,000,000	$10,000,000	$7,500,000

EXHIBIT A TO

FOURTH AMENDMENT TO

CREDIT AGREEMENT

EXHIBIT A

FORM OF TERM C NOTE

EXHIBIT B TO

FOURTH AMENDMENT TO

CREDIT AGREEMENT

EXHIBIT B

FORM OF AMENDED AND RESTATED TERM B NOTE